Exhibit 20.4
Page 1 of 4

Navistar Financial 1994-C Owner Trust
For the Month of February 1996
Distribution Date of March 20, 1996

Original Pool Amount                  $315,029,921.60

Beginning Pool Balance                $197,805,535.89
Beginning Pool Factor                       0.6278944

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $7,162,677.33
  Interest Collected                    $1,636,468.13

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $894,536.57
Total Additional Deposits                 $894,536.57

Repos/Chargeoffs                        $1,411,959.50
Aggregate Number of Notes Charged Off              48

Total Available Funds                   $9,597,493.23

Ending Pool Balance                   $189,327,087.86
Ending Pool Factor                          0.6009813

Servicing Fee                             $164,837.95

Repayment of Servicer Advances             $96,188.80

Reserve Account:
  Beginning Balance                    $13,416,796.13
  Target Percentage                              6.00%
  Target Balance                       $11,359,625.27
  Minimum Balance                       $6,615,628.35
  (Release)/Deposit                    $(2,112,693.28)
  Ending Balance                       $11,304,102.85

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,483,587.36    1,069
    31-60 days                             251,607.11      205
    60+ days                                58,141.13       36

    Total                                1,793,335.60    1,074

  Balances:
    60+ days                             1,619,673.33       36

Memo Item - Reserve Account
  Prior Month                          $13,699,026.80
  + Invest. Income                          55,522.42
  - Transfer to Collections Account      $(337,753.09)
  Beginning Balance                    $13,416,796.13

Exhibit 20.4
Page 2 of 4

Navistar Financial 1994-C Owner Trust
For the Month of February 1996

                                                                  NOTES
                                      TOTAL            CLASS A-1        CLASS A-2     CERTIFICATES
Original
 Pool Amount Dist.:                $315,029,921.60  $207,000,000.00  $97,000,000.00  $11,029,921.60
 Distribution Percentages                                    96.50%           0.00%           3.50%
 Coupon                                                      7.650%          8.000%          8.300%

Beginning Pool Balance             $197,805,535.89
Ending Pool Balance                $189,327,087.86

Collected Principal                  $7,066,488.53
Collected Interest                   $1,636,468.13
Charge-Offs                          $1,411,959.50
Liquidation Proceeds/Recoveries        $894,536.57
Servicing                              $164,837.95
Cash Transfer from Reserve Account     $337,753.09
  Total Collections Available
    for Debt Service                 $9,770,408.37

Beginning Balance                  $197,492,512.71   $91,900,694.44  $97,000,000.00   $8,591,818.27

Interest Due                         $1,291,960.34      $585,866.93     $646,666.67      $59,426.74
Interest Paid                        $1,291,960.34      $585,866.93     $646,666.67      $59,426.74
Principal Due                        $8,478,448.03    $8,181,702.35           $0.00     $296,745.68
Principal Paid                       $8,478,448.03    $8,181,702.35           $0.00     $296,745.68
Ending Balance                     $189,014,064.68   $83,718,992.09  $97,000,000.00   $8,295,072.59
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)                0.4044395753    1.0000000000    0.7520518179

Total Distributions                  $9,770,408.37    $8,767,569.28     $646,666.67     $356,172.42

Interest Shortfall                           $0.00            $0.00           $0.00           $0.00
Principal Shortfall                          $0.00            $0.00           $0.00           $0.00
 Total Shortfall (required from Reserve)     $0.00            $0.00           $0.00           $0.00

Excess Servicing                             $0.00

Beginning Reserve Account Balance   $13,416,796.13
(Release)/Draw                      $(2,112,693.28)
Ending Reserve Account Balance      $11,304,102.85

Memo Item - Advances:
 Servicer Advances - Current Month     $323,186.86
 Total Outstanding Servicer Advances $4,122,229.42

Exhibit 20.4
Page 3 of 4

Navistar Financial 1994-C Owner Trust
For the Month of February 1996

                       This page has been computed as is customarily done. See page 4 of 4 for adjustment computations.

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5               4                3                2               1
                             Oct 1995        Nov 1995         Dec 1995         Jan 1996        Feb 1996

Beg. Pool Balance        $229,333,221.86  $219,591,543.63  $213,168,898.49  $206,097,588.02  $197,805,535.89


A) Loss Trigger:
Principal of Contracts
  Charged off              $1,451,784.91      $241,202.65       $11,202.64       $62,797.81    $1,411,959.50
Recoveries                   $519,972.17      $386,966.75       $99,218.01      $569,047.99      $894,536.57

Total Charged off
  (Months 5,4,3)           $1,704,190.20
Total Recoveries
  (Months 3,2,1)            1,562,802.57
Net Loss/(Recoveries)
  for 3 Mos.                 $141,387.63(a)

Total Balance
  (Months 5,4,3)         $662,093,663.98(b)

Loss Ratio [(a/b)(12)]           0.2563%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $1,977,890.85    $1,299,903.50    $1,619,673.33
  As % of Beginning
    Pool Balance                                                0.92785%         0.63072%         0.81882%
  Three Month Average                                           1.07386%         1.24190%         0.79246%

Trigger:
  Is Average> 2.0%                    No

Exhibit 20.4
Page 4 of 4

Navistar Financial 1994-C Owner Trust
For the Month of February 1996

     SPECIAL REPORT  The recent bankruptcy of one large obligor has created a distortion in the loss statistics as customarily reported (see page 3 of 4). The loss trigger formula is based on the assumption that recoveries follow
                     losses  by  approximately 60 days.  The   distortion
                     appears  since,  in  this  case, repossessions  and
                     recoveries occurred in the  same month.   Presented
                     below are loss statistics restated to show pool loss activity without the impact of this obligor. These statistics more fairly portray the overall performance of this pool.

                                 5               4                3                  2                 1
                              Oct 1995        Nov 1995         Dec 1995           Jan 1996          Feb 1996

Beg. Pool Balance        $228,515,821.40*  $218,774,143.17*  $212,351,498.03*  $205,280,187.56*  $196,988,135.43*

Loss Trigger (*computed without bankrupt obligor):
Principal of Contracts
  Charged off              $1,451,784.91       $241,202.65        $11,202.64        $62,797.81       $594,559.04*
Recoveries                   $519,972.17       $386,966.75        $99,218.01       $569,047.99        $40,432.74*

Total Charged off
  (Months 5,4,3)           $1,704,190.20
Total Recoveries
  (Months 3,2,1)              708,698.74*
Net Loss/(Recoveries)
  for 3 Mos.                 $995,491.46*(a)

Total Balance
  (Months 5,4,3)         $659,641,462.60*(b)

Loss Ratio Annualized [(a/b)(12)]1.8110%*  [restated]  VS.  0.2563%  [Entire Pool (see page 3)]

Trigger:
  Is Ratio> 1.5%                  Yes*                            No

**The above additional information will be provided monthly as long as the effect of this event continues to exist, which will be the July 1996
  Settlement Statement.**



  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer